Prospectus

310 Holdings, Inc.

3,000,000 Shares of Common Stock

310 Holdings, Inc. is registering an aggregate of 3,000,000 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.03 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at prevailing market prices, which may vary, or at privately negotiated prices. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
SEE THE “RISK FACTORS” SECTION HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this Prospectus is February 2, 2007

PART I: INFORMATION REQUIRED IN PROSPECTUS

Summary Information and Risk Factors

The Company

310 Holdings, Inc. (“310” or the “Company”) is a developmental stage Nevada Corporation that is focused on providing strategic growth direction to companies in the entertainment industry with specific emphasis on film and music distribution as well as high-end clothing line companies. Based on the comprehensive due diligence performed by the advisory board, the executive committee will select companies that have a proven track record and a realistic but aggressive business model for inclusion into the 310 portfolio. Executive oversight recommendations will then be drafted and resources committed including, but not limited to financing, franchising options, synergistic joint venture introductions, and distribution network expansion opportunities. This direction will position each company to maximize their potential and realize optimal financial returns from multiple profit centers.

We are a development stage company that has not commenced our planned principal strategic operations and have no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.	Formation of the Company;

2.	Development of our business plan;

3.	Obtaining capital through sales of our common stock; and

4.	Market our business services to potential clients.

We are attempting to build 310 to become fully operational. In order to generate revenues, we must address the following areas:

1. Business Development

Potential portfolio candidates will be subjected to a rigorous due diligence process to validate the integrity of their business model. The process includes intensive background checks on all personnel, extensive examination of their financial structure and income statements and formulas will calculate equity-financing requirements. 310 Holding’s qualified advisory board of Certified Financial Analysts, CPA’s, and top SEC attorneys will conduct this analysis and the information will be provided to the executive committee. If the target company meets the strict criteria and approval is unanimous by the executive committee, 310 Holdings will then proceed with an equitable offer and commit to a strategy that will help the company meet their goals.

310 Holdings first portfolio selection is Next Super StarTM, a company that is destined to become a leading player in the exciting model and talent industry. Each year billions of dollars are spent in the advertising and entertainment industries for actors and models. Next Super StarTMprojects a strong and profitable operation by establishing a national franchising system for model and talent scouting. A solid business model is already in place that will take advantage of this explosive industry and provide a strong and profitable operation through multiple revenue sources.

310 Holdings has also acquired LED SOLUTION (NYC), Inc., a progressive and technologically advanced company which has consistently opened new markets directly to the end user. This company has strategically positioned itself in the New York sign market. Led Solution was originally established to market LED products as a new lighting technology in the marketplace. This company’s unique marketing approach includes all the essential elements of an effective sign display in order to maintain proper brand image and effective sign advertising. The company maintains its’ presence in the marketplace through a number of highly trafficked websites including; www.TimesSquareSigns.com, www.TimeSquareSigns.com #1 position on Google, www.3DTV.TV, www.Signnet.TV, www.SignsofLasVegas.com, www.LEDSolution.com, www.NationalSignGroup.com, www.Fibersign.com , www.FlexLEDs.com, www.LEDsR.us, www.ArtDecoSigns.com, www.SignSpectaculars.com , www.Fibersign.com.

310 Holdings, Inc. is currently rigorously investigating other unique opportunities with exceptional potential including an internationally recognized swimwear company, an adult DVD entertainment company, and a successful internet company.

2. Develop and Implement a Marketing Plan:

310 Holdings will market the entertainment industry and high-end clothing manufacturers worldwide. Along with their astute capacity to identify quality candidates, the executive committee and advisory team are highly experienced in domestic and international distribution and marketing. Due to the impressive and comprehensive roster of stars our executive committee has worked with over the years, 310 Holdings will have the advantage and benefit of its executives’ stature and all their connective networks within the industries. Based upon reputation and industry connections possessed by all 310 Holdings team members, and once corporate operations fully have commenced, it is anticipated that the company will receive inquiries from all over the world requesting assistance and services.

Since our inception on April 20, 2006 to October 31, 2006, we did not generate any revenues and have incurred a cumulative net loss of $1,510. We believe that the $90,000 in funds that was received from unregistered sales of our common equity is sufficient to finance our efforts to become fully operational and carry us through the end of the current calendar year. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of merchandise will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

We currently have two officers and one director. These individuals devote time to us on a part-time basis.

As of the date of this Prospectus, the Company has 9,100,000 shares of $0.001 par value common stock issued and outstanding held by 25 shareholders of record.

310’s administrative office is located at 9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California 90212.

310’s fiscal year end is December 31.

The Offering

The offering consists entirely of shares offered by the selling stockholders. We are offering no shares. The selling stockholders are offering 3,000,000 shares, or 32.97% of our issued and outstanding common stock as soon as practicable after this Registration Statement becomes effective. The selling shareholders will sell at a price of $0.03 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or privately negotiated prices. To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing.

The offering price of $0.03 for the common stock being registered for hereby is what the selling shareholders had paid for their shares.

The proceeds of the offering will go directly to the selling stockholders. None of the proceeds will be available to 310 Holdings, Inc.

310 Holdings, Inc.’s Transfer Agent is 1st Global Stock Transfer, LLC, 7361 Prairie Falcon Road, Suite 110, Las Vegas, Nevada 89128, telephone number (702) 656-4919.

310 Holdings, Inc. has agreed to pay all costs and expenses relating to the registration of its common stock, but the selling stockholders will be responsible for any related commissions, all taxes including but not limited to federal and state income taxes, attorney’s fees and related charges in connection with the offer and sale of the shares. The selling stockholders may sell their common stock through one or more broker/dealers, and such broker/dealers may receive compensation in the form of commissions.

Summary Financial Information

The summary financial data are derived from the historical financial statements of 310. This summary financial data should be read in conjunction with “Management’s Discussion and Plan of Operations” as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheets Data
October 31, 2006
Assets
CURRENT ASSETS
Cash	$250,090

Total Current Assets	$250,090

Liability and Stockholder’s Equity

CURRENT LIABILITIES

Accounts Payable and Accrued Expenses	$4,500

Shareholder Advances	$141,600

Total Current liability	$146,100

STOCKHOLDER’S EQUITY

Preferred Stock	—

Common stock	9,100

Additional paid-in capital	$96,400

(Deficit) accumulated during development stage	$(1,510)

Total stockholder’s equity	$103,990

Statements of Operations Data
April 20, 2006
(Inception) to
October 31, 2006
Revenues	—

Expenses	1,510

Loss from Operations	(1,510)

Net loss	(33,466)

Weighted average common shares outstanding	6,100,000

Net loss per common shares outstanding	$0.00

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF 310 FAILS TO FULLY IMPLEMENT ITS BUSINESS PLAN.

310 Holdings, Inc. was formed on April 20, 2006. 310 has no significant demonstrable operations record upon which you can evaluate the business and its prospects. To date, we have not generated any significant revenues and may incur losses in the foreseeable future. 310’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management and lack of brand recognition. 310 cannot guarantee that it will be successful in accomplishing its objectives. If we fail to implement and establish a financial base of operations, we may be forced to cease operations, in which case investors may lose their entire investment.

FUTURE ADDITIONAL ISSUANCES OF SHARES OF OUR COMMON STOCK MAY CAUSE INVESTORS TO BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

We are authorized to issue up to 70,000,000 shares of common stock. Presently, there are 9,100,000 shares of common stock issued and outstanding as of the date of this prospectus. In the event we require additional capital, we may need to issue shares of our common stock in exchange for cash to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Any such future additional issuances of our stock will increase outstanding shares and dilute stockholders’ interests.

OUR OFFICERS AND DIRECTORS HAVE LIMITED BUSINESS EXPERIENCE AND NO EXPERTISE MANAGING A PUBLIC COMPANY. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of our officers and directors, who have no experience related to public company management or as a principal accounting or principal financial officer. Additionally, our officers and directors have limited experience related to marketing. Because of these factors, we may be unable to develop and implement our business and manage our public reporting requirements. We cannot guarantee you that we will overcome any such obstacles.

INVESTORS HAVE LIMITED CONTROL OVER DECISION-MAKING BECAUSE OUR OFFICERS AND DIRECTORS CONTROL THE MAJORITY OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

Our officers and directors beneficially own approximately 63.19% of our outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership further limits the power to exercise control by the minority shareholders.

WE MAY BE UNABLE TO GENERATE SALES WITHOUT SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

We have not significantly commenced our planned operations and have limited sales, marketing or distribution capabilities. We cannot guarantee that we will be able to develop a significant sales and marketing plan or implement our strategic business plan. In the event we are unable to successfully execute these objectives, we may be unable to generate sufficient sales and operate as a going concern.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, WE MAY BE FORCED TO GO OUT OF BUSINESS.

We have limited capital resources. To date, we have not generated any significant cash flow from our operations. Unless we begin to generate sufficient revenues from the implementation of our proposed business plan to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency concerns may force us to go out of business if additional financing is not available. We have no intention of liquidating. In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate. A possibility of such outcome presents a risk of complete loss of investment in our common stock.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

We have yet to significantly commence our planned operations. As of the date of this Prospectus, 310 has had only limited start-up operations and has generated no significant revenues. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. If 310’s business fails, the investors in this offering may face a complete loss of their investment.

COMPETITIVE PRESSURES FROM COMPETITORS WITH MORE RESOURCES MAY CAUSE US TO FAIL TO IMPLEMENT OUR BUSINESS MODEL.

310 Holdings, Inc. is entering the marketing arena, which is a highly competitive market segment with relatively low barriers to entry. Our expected competitors include larger and more established companies. Generally, our actual and potential competitors have longer operating histories, significantly greater financial and marketing resources, as well as greater name recognition. Therefore, many of these competitors may be able to devote greater resources than 310 to sales and marketing efforts, expanding their sphere of influence and hiring and retaining key employees. There can be no assurance that our current or potential competitors will not develop or offer comparable or superior services to those expected to be offered by us. Increased competition could result in lower than expected operating margins or loss of market share, either of which would materially and adversely affect our business, results of operation and financial condition.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We principally have two individuals performing the functions of all officers and directors. This individual developed our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

FAILURE BY US TO RESPOND TO CHANGES IN CONSUMER PREFERENCES COULD RESULT IN LACK OF SALES REVENUES AND MAY FORCE US OUT OF BUSINESS.

Any change in the preferences of our potential customers that we fail to anticipate could reduce the demand for our services. Decisions about our focus and the specific services we plan to offer will often be made in advance of entering the marketplace. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

WE MAY LOSE OUR OFFICERS AND DIRECTORS WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills and experience of Nicole Wright, an officer and director, and Les Barber, an officer. We have no other full- or part-time employees besides Ms. Wright and Mr. Barber. Furthermore, we do not maintain “key man” life insurance on these individuals. Without an employment contract, we may lose either or both of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

Both Ms. Wright and Mr. Barber are presently involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, each may face a conflict in selecting between 310 and other business interests. We believe that neither Ms. Wright nor Mr. Barber will consider entering a similar line of business as we conduct. However, there can be no assurance of this as 310 has not formulated a policy for the resolution of such conflicts.

OUR OFFICERS AND DIRECTORS WORK FOR US ON A PART-TIME BASIS. AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of our officers and directors. Our officers and directors do not have experience related to public company management, nor experience as principal accounting officers. Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business. We cannot guarantee that we will be able to overcome any such obstacles.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

THE COSTS AND EXPENSES OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN OUR COMPANY BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing. We are unable to estimate when we expect to undertake this endeavor. In the absence of being listed on a national stock exchange or association, no market may ever be available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop. If a market ever develops for our Common Stock, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE 310 STOCK IS SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A LARGE PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

A large number (5,750,000) of the presently outstanding shares of common stock (9,100,000), are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. We currently have one shareholder who owns all of the restricted shares or 63.19% of the aggregate shares of common stock. Thus, sales of shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and good faith beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.

Determination of Offering Price

As there is no public market in the shares, 310 Holdings, Inc. used the price of $0.03 per share, which is what the selling shareholders had paid for their shares, as the benchmark offering price. No other factors than what the selling shareholders paid for their shares was used to determine the offering price per share of this offering. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The selling shareholders will sell at a price of $0.03 per share until the shares are quoted on the OTC Bulletin Board® or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us apply for such listing.

Selling Security Holders

The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Placetorent.com, Inc.	300,000	300,000	0	0.00%
Emerging Growth Stock, LLC	250,000	250,000	0	0.00%
WestSide Capital Corp.	250,000	250,000	0	0.00%
Royal Strategic Corp	250,000	250,000	0	0.00%
Natasha Shula	100,000	100,000	0	0.00%
Beverly Hills Capital Corp	300,000	300,000	0	0.00%
Marvin Bear	250,000	250,000	0	0.00%
Royal Equine Alliance Corp.	180,000	180,000	0	0.00%
Blue Ridge Investment Group, Inc.	230,000	230,000	0	0.00%
The Company, Inc.	30,000	30,000	0	0.00%
Beau Allen Courtney	85,000	85,000	0	0.00%
Beverly Hills Creative Management, Inc.	300,000	300,000	0	0.00%
James Parker	30,000	30,000	0	0.00%
Speedy Wire, Inc.	60,000	60,000	0	0.00%
Next Super Star, Inc.	60,000	60,000	0	0.00%
Michael Schlosser	30,000	30,000	0	0.00%
Tal Bortniker	85,000	85,000	0	0.00%

Name of Owner of Common Stock	Number of Shares Owned before the Offering	Number of Shares Offered by Selling Shareholders	Number of Shares Owned after the Offering	Percentage of Shares Owned after the Offering[1]

Mark Stever	30,000	30,000	0	0.00%
Luxe property Group, LLC	60,000	60,000	0	0.00%
Trailer Trash Films, LLC	30,000	30,000	0	0.00%
Haughty Fragrance, LLC	30,000	30,000	0	0.00%
Big Apple Publishing, Inc.	30,000	30,000	0	0.00%
Arabella Films, LLC	30,000	30,000	0	0.00%

Total (23 shareholders)	3,000,000	3,000,000	0	0.00%

None of the selling stockholders is a broker/dealer or an affiliate of a broker/dealer.

Notes:

(1) Assumes the offering of all 3,000,000 offered in this prospectus.
(2) In September 2006 we sold 3,000,000 shares of our common stock to the selling shareholders listed above. The shares were issued at a price of $0.03 per share for total cash in the amount of $90,000. The shares bear a restrictive transfer legend. This October 2006 transaction (a) involved no general solicitation, (b) involved less than 35 non-accredited purchasers and (c) relied on a detailed disclosure document to communicate to the investors all material facts about 310 Holdings, Inc., including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows.

Plan of Distribution

Our common stock is currently held amongst a small community of shareholders. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. We cannot guarantee that a meaningful trading market will develop.

If a market ever develops for our Common Stock, the trading price of 310’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond 310’s control. As a result, investors may be unable to sell their shares at or greater than the price they are being offered at.

The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.	In the over-the-counter market;

2.	On any exchange, which the shares may hereafter be listed;

3.	In negotiated transactions other than on such exchanges;

4.	By pledge to secure debts and other obligations;

5.
In connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

6.	In a combination of any of the above transactions.

The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.03 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. We will file a prospectus supplement to name successors to any named selling shareholders who are able to use the prospectus to resell the shares. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which 310 and the selling stockholders have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.

Some of the selling stockholders may be eligible and may elect to sell some or all of their shares pursuant to additional exemptions to the registration requirements of the Securities Act, including but not limited to, Rule 144 promulgated under the Securities Act, rather than pursuant to this Registration Statement.

Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the shares by the selling stockholders. Furthermore, under Regulation M under the Exchange Act, any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. All of the above may affect the marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.

The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each with the distribution of the shares. The selling stockholders may only offer and sell common stock using this prospectus in transactions at a fixed offering price of $0.03 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby. Our private investors held no influence on the decision to become a public reporting company.

Legal Proceedings

No director, officer, significant employee or consultant of 310 Holdings, Inc. has been, to the best of our knowledge, convicted in a criminal proceeding, exclusive of traffic infractions.

No director, officer, significant employee or consultant of 310 Holdings, Inc. has been, to the best of our knowledge, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee or consultant of 310 Holdings, Inc. has been, to the best of our knowledge, convicted of violating a federal or state securities or commodities law.

There are no known pending legal proceedings against 310 Holdings, Inc.

No director, officer, significant employee or consultant of 310 Holdings, Inc. has, to the best of our knowledge, had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Directors, Executive Officers, Promoters and Control Persons

310 Holdings, Inc.’s sole director was elected by the stockholders to a term of one (1) year and serves until a successor is elected and qualified. The officers were appointed by the Board of Directors to a term of one (1) year and serve until successor(s) are duly elected and qualified, or until removed from office. The Board of Directors is not composed of any nominating, auditing or compensation committees.

The following table sets forth certain information regarding the executive officers and directors of 310 as of the date of this Prospectus:

Name and Address	Age	Position

Nicole Wright c/o 310 Holdings, Inc.	56	President, Secretary, Treasurer and Director
9903 Santa Monica Boulevard Suite 406 Beverly Hills, California 90212

Les Barber c/o 310 Holdings, Inc.	59	Senior Vice President
9903 Santa Monica Boulevard Suite 406 Beverly Hills, California 90212

Ms. Wright and Mr. Barber have held their offices/positions since the date of inception and is expected to continue to hold said offices/positions until the next annual meeting of 310’s stockholders. At the date of this prospectus, 310 is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Background of Directors, Executive Officers, Promoters and Control Persons

Nicole Wright – President, Treasurer, Secretary, and Director– Ms. Wright has over twenty years of experience in the financial services industry, Ms. Wright has achieved considerable corporate education and experience. Initially in the position of a licensed stockbroker, she worked with several major brokerage firms, including Merrill Lynch and Prudential Securities. While employed by the major San Francisco Investment Banking firm of Hambrecht and Quist, Ms. Wright gained valuable experience in start up companies, the execution of business plans and the process of taking companies public. While spending the past 7 years as President of her own Business Development Consulting company, she has been continually involved in business activities such as assisting publicly traded companies in a variety of investment banking activities, e.g. corporate management development, marketing and stock promotion, and raising capital.

Les Barger – Senior vice President– Mr. Barber has more than 30 years experience in the entertainment industry. As a former entertainer, Mr. Barber has comprehensive practical experience that includes working as a booking agent, media liaison, corporate travel planner, and movie script consultant. Prior work experience includes 15 years in the music business working with labels including Electra, Folkways, Paragon, Polygram, Gramaphone, Chess, Stay and Epic. The artists he has worked with includes The Doors, Brad, Judy Collins, The Stooges, and Neil diamond. Mr. Barber also spent five years as an advertising and marketing manager for a franchise group in charge of booking all media and making commercials for radio and television. His current experience in capital markets including public company investor relations for the entertainment industry will be a vital asset enhancing the company’s network with his many contacts throughout the industry.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolutions of such conflicts.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of 310 Holdings, Inc.’s common stock by all persons known by 310 to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to 310’s knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Nicole Wright, President, Secretary, Treasurer	5,750,000	94.26%	63.19%

	Les Barber, Executive Vice-President	0	0.00%	0.00%

	All Directors and Officers as a group (2 people)	5,750,000	94.26%	63.19%

Notes:
(1) The address for Nicole Wright and Les Barber is c/o 310, 9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California 90212.
(2) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3) Assumes the sale of the maximum amount of this offering (3,000,000 shares of common stock) by the selling shareholders.

Description of Securities

310 Holdings, Inc.’s authorized capital stock consists of 70,000,000 shares of a single class of common stock, having a $0.001 par value per share and 5,000,000 shares of single class preferred stock, having a $0.001 par value per share.

The holders of 310’s common and preferred stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by 310’s Board of Directors;

2.	Are entitled to share ratably in all of 310’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of 310’s affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

Non-Cumulative Voting

Holders of shares of 310 Holdings, Inc.’s common and preferred stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of 310’s directors.

Cash Dividends

As of the date of this Prospectus, 310 Holdings, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of 310’s board of directors and will depend upon 310’s earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is the present intention of 310 not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into 310’s business operations.

Interest of Named Experts and Counsel

None.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

310 Holdings, Inc.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer. See the section titled “Indemnification of Directors and Officers.”

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Organization within Last Five Years

310 Holdings, Inc. was incorporated in Nevada on April 20, 2006.

Please see the section titled “Recent Sales of Unregistered Securities” for our capitalization history.

Description of Business

Business Development and Summary

Potential portfolio candidates will be subjected to a rigorous due diligence process to validate the integrity of their business model. The process includes intensive background checks on all personnel, extensive examination of their financial structure and income statements and formulas will calculate equity-financing requirements. 310 Holding’s qualified advisory board of Certified Financial Analysts, CPA’s, and top SEC attorneys will conduct this analysis and the information will be provided to the executive committee. If the target company meets the strict criteria and approval is unanimous by the executive committee, 310 Holdings will then proceed with an equitable offer and commit to a strategy that will help the company meet their goals.

310 Holdings first portfolio selection is Next Super StarTM, a company that is destined to become a leading player in the exciting model and talent industry. Each year billions of dollars are spent in the advertising and entertainment industries for actors and models. Next Super StarTMprojects a strong and profitable operation by establishing a national franchising system for model and talent scouting. A solid business model is already in place that will take advantage of this explosive industry and provide a strong and profitable operation through multiple revenue sources.

310 Holdings has also acquired LED SOLUTION (NYC), Inc., a progressive and technologically advanced company which has consistently opened new markets directly to the end user. This company has strategically positioned itself in the New York sign market. Led Solution was originally established to market LED products as a new lighting technology in the marketplace. This company’s unique marketing approach includes all the essential elements of an effective sign display in order to maintain proper brand image and effective sign advertising. The company maintains its’ presence in the marketplace through a number of highly trafficked websites including; www.TimesSquareSigns.com, www.TimeSquareSigns.com #1 position on Google, www.3DTV.TV, www.Signnet.TV, www.SignsofLasVegas.com, www.LEDSolution.com, www.NationalSignGroup.com, www.Fibersign.com , www.FlexLEDs.com, www.LEDsR.us, www.ArtDecoSigns.com, www.SignSpectaculars.com , www.Fibersign.com.

310 Holdings, Inc. is currently rigorously investigating other unique opportunities with exceptional potential including an internationally recognized swimwear company, an adult DVD entertainment company, and a successful internet company.

310 has no intention of engaging in a merger or acquisition with an unidentified company.

Our administrative office is located at 9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California 90212.

310’s fiscal year end is December 31.

Business of Issuer

310 Holdings, Inc. is a developmental stage Nevada Corporation that is focused on providing strategic growth direction to companies in the entertainment industry with specific emphasis on film and music distribution as well as high-end clothing line companies. Based on the comprehensive due diligence performed by the advisory board, the executive committee will select companies that have a proven track record and a realistic but aggressive business model for inclusion into the 310 portfolio. Executive oversight recommendations will then be drafted and resources committed including, but not limited to financing, franchising options, synergistic joint venture introductions, and distribution network expansion opportunities. This direction will position each company to maximize their potential and realize optimal financial returns from multiple profit centers.

Principal Services and Principal Markets

310 Holdings will market the entertainment industry and high-end clothing manufacturers worldwide. Along with their astute capacity to identify quality candidates, the executive committee and advisory team are highly experienced in domestic and international distribution and marketing. Due to the impressive and comprehensive roster of stars our executive committee has worked with over the years, 310 Holdings will have the advantage and benefit of its executives’ stature and all their connective networks within the industries. Based upon reputation and industry connections possessed by all 310 Holdings team members, and once corporate operations fully have commenced, it is anticipated that the company will receive inquiries from all over the world requesting assistance and services.

Distribution Methods of the Services

We are currently working with an experienced Internet service provider to develop a comprehensive Internet presence. Additionally, we plan on identifying local business organizations, service groups and small business development companies who may be instrumental in assisting us in making our services known to the target audience of potential clients. Once a potential client has been identified, a personal call will be made to that company to further explain our services and to arrange a face-to-face meeting.

Industry Background and Competition

We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base. PricewaterhouseCoopers’ Global Entertainment and Media Outlook: 2005-2009 reports that the entertainment industry and media industry is in the strongest position since 2000. The entertainment and media industry continues to display an extraordinary ability to reinvent itself and create new revenue streams. Analysts predict the industry will grow 7.3% annually, reaching $1.8 trillion by 2009. Based on published reports, market analysis, and our team member strengths, 310 Holdings has targeted this industry with specific emphasis on film and music distribution.

Among entertainment industries film and music distribution companies, 310 Holdings has a distinct advantage due to the positioning of its executive team. Its superior network in mass media promotion and retail marketing will differentiate 310 Holdings. Due to its extensive executive and mid-level professional team, 310 Holdings will have a strong advantage over the majority of other similar entertainment companies’ support and services.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We will not procure any raw materials and have no need for any principal suppliers as we do not produce a tangible product per se. Our company is a service oriented company.

Need for Government Approval

We are not aware of the need to obtain governmental approval for any aspect of our operations with the possible exception of local business licenses, if applicable.

Effect of Existing or Probable Government Regulations

310 Holdings, Inc. is not aware of any existing or probable government regulations that would have a material effect on our business.

Number of Total Employees and Number of Full Time Employees

310 Holdings, Inc. is currently in the development stage. During the development stage, we plan to rely exclusively on the services of our officers and director to set up our business operations. Currently, the officers are the only people providing a time commitment to the company on a part-time basis and expect to devote a minimum of 15 hours per week to our operations. Ms. Wright is prepared to dedicate additional time, as needed. At this time, there are no full- or part-time employees. We do not expect to hire any additional employees over the next 12 months, although the possibility does exist that administrative staff may be required should sufficient business develop.

Reports to Security Holders

1.	After this offering, 310 Holdings, Inc. will furnish its shareholders with audited annual financial reports certified by 310’s independent accountants.

2.
After this offering, 310 will file periodic and current reports, which are required in accordance with Section 15(d) of the Securities Act of 1933, with the Securities and Exchange Commission to maintain the fully reporting status.

3.
The public may read and copy any materials 310 files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Management’s Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this Prospectus.

Management’s Discussion and Plan of Operation

310 Holdings, Inc. was incorporated in the State of Nevada on April 20, 2006. We are a startup company and have not yet realized any significant, consistent revenues. Our efforts, to date, have focused primarily on the development and implementation of our business plan. No development-related expenses have been or will be paid to affiliates of 310.

During the period from inception through October 31, 2006, we did not generate any revenues, and incurred a net loss of $1,510. The cumulative net loss was attributable solely to general and administrative expenses related to the costs of start-up operations.

Our officers and directors believe that our cash on hand as of October 31, 2006 in the amount of $250,090 is sufficient to maintain our current minimal level of operations for the current calendar year. However, generating sales in the next 12 months is imperative for us to continue as a going concern. We believe that we will be required to generate a minimum of approximately $240,000 in revenues over the next 12 months in order for us to support ongoing operations. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Since our incorporation, we have raised a total of $110,000 through private sales of our common equity. Additionally, a shareholder (Officer and Director) has advanced $141,600 to the Company. In May 2006, we issued 5,750,000 shares of our common stock to Nicole Wright, an officer and director, in exchange for cash in the amount of $20,000 and on March 2, 2006 we issued 350,000 shares of our common stock to Nevada Business Development Corporation for services in the amount of $350. Additionally, in August and September 2006, we sold an aggregate of 3,000,000 shares of our common stock to 26 unrelated third parties for cash proceeds of $90,000. We believe that the funds received in the private placement will be sufficient to satisfy our start-up and operating requirements for the next 12 months. The table below sets forth the anticipated use of the private placement funds:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

General working capital	$15,000	None	Use as Needed
SEC Reporting Costs – 2007	$10,000	None	Use as Needed
Web Site Development	$5,000	None	Use as needed
Advertising	$15,000	None	Use as Needed
Marketing – General	$35,000	None	Use as needed
Employees-General Staff	$ 10,000	None	Use as needed

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing a personal local presence is critical to reaching a broad consumer base, including web based contacts. We intend to develop a comprehensive website to offer information about our company and provide contact information. We will update the website as time and financial assets allow. The website will be primarily for contact information and some general information about the company. It will serve as our secondary method of generating service contracts.

We have allocated $50,000 of the proceeds raised in the private placement to finance our marketing and advertising activities. We have not sought to implement any significant marketing scheme and consequently have no marketing or sales initiatives or arrangements in development or effect.

We expect to incur approximately $10,000 in expenses related to being a public reporting company. Although, our officers and director have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

We have budgeted $19,000 as general working capital for non-specific uses. These funds have not been expended.

Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and director appear sufficient at this time. However, the possibility does exist that administrative staff and services may be required. Consequently $10,000 was allocated for such support.

In addition, Ms. Wright believes that one benefit of being a public company is the access to capital markets. We believe that if additional funds are required to finance our continuing operations, we may be able to obtain more capital by pursuing an offering of equity or debt securities.

We do not expect to incur any significant research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of our director. Additionally, we believe that this fact shall not materially change.

We do not intend to engage in a merger with, or effect an acquisition of, another company in the foreseeable future.

Description of Property

The Company uses the mailing address of 9903 Santa Monica Boulevard, Suite 406, Beverly Hills, California 90212 and has the availability to utilize office space at that location. The services provided by 310 better lend themselves to 310 representatives meeting potential clients at the potential client’s principal place of business for not only convenience of the potential client, but for 310 to better under the business nature of the potential client. We believe that this arrangement is suitable and most cost-effective at this time. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Certain Relationships and Related Transactions

In May 2, 2006, 310 issued 5,750,000 shares of $0.001 par value common stock to Nicole Wright, an officer and director, in exchange for cash in the amount of $20,000.

Market for Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.

As of the date of this Prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of 310.

2.
There are currently 9,100,000 shares of common stock outstanding, of which 6,100,000 are currently restricted from resale pursuant to Rule 144 under the Securities Act. Of the total outstanding 9,100,000 shares, we are currently registering 3,000,000 shares on behalf of the Selling Shareholders for resale.

3.
In the future, all 6,100,000 shares of common stock not registered under this Prospectus will be eligible for sale pursuant to Rule 144 under the Securities Act. These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

4.	Other than the stock registered under this Prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

In general, under Rule 144 as amended, a person who has beneficially owned and held “restricted” securities for at least one year, including “affiliates,” may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an “affiliate” of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resale of such restricted securities under Rule 144 without regard to the volume and other limitations described above.

Holders

As of the date of this Prospectus, the Company has 9,100,000 shares of $0.001 par value common stock issued and outstanding held by 25 shareholders of record. 310’s Transfer Agent is 1st Global Stock Transfer, LLC, 7361 Prairie Falcon Road, Suite 110, Las Vegas, Nevada 89128, telephone number (702) 656-4919.

Dividends

310 has never declared or paid any cash dividends on its common stock. For the foreseeable future, 310 intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including 310’s financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Executive Compensation

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Nicole Wright	2006	-	-	-	-	-	-	-
President, Secretary, Director	2007	-	-	-	-	-	-	-

Les Barber	2006	-	-	-	-	-	-	-
Executive Vice President	2007	-	-	-	-	-	-	-

There are no existing or planned option/SAR grants.

310 is not a party to any employment agreements.

The proceeds of this offering may not be used to make loans to officers, directors and affiliates.

Directors’ Compensation

Our Director is not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of reasonable out-of-pocket expenses. We have not formal or informal arrangements or agreements to compensate Directors for services provided as a director of our company.

Financial Statements

a) Audited Financial Statements as of October 31, 2006

(Beginning on the following page)

310 HOLDINGS, INC.

FINANCIAL STATEMENTS

October 31, 2006

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
310 Holdings, Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of 310 Holdings, Inc. (a development stage company) as of October 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception on April 20, 2006 through October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 310 Holdings, Inc. (a development stage company) as of October 31, 2006 and the results of its operations and its cash flows for the period from inception on April 20, 2006 through October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Moore & Associates Chartered
Moore & Associates Chartered
Las Vegas, Nevada
November 13, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

310 HOLDINGS, INC.
Balance Sheet (Continued)
(A Development Stage Company)

October 31,
2006
ASSETS

CURRENT ASSETS

Cash	$250,090

Total Current Assets	250,090

TOTAL ASSETS	$250,090

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable and accrued expenses	$4,500
Shareholder advances	141,600

Total Current Liabilities	146,100

LONG-TERM LIABILITIES	—

Total Liabilities	146,100

STOCKHOLDERS’ EQUITY

Preferred stock: $0.001 par value, 5,000,000 shares
authorized: no shares issued and outstanding	—
Common stock: $0.001 par value, 70,000,000 shares
authorized; 9,100,000 shares issued and outstanding	9,100
Additional paid-in capital	96,400
Accumulated deficit	(1,510)

Total Stockholders’ Equity	103,990

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$250,090

310 HOLDINGS, INC.
Statement of Operations
(A Development Stage Company)

From Inception on
April 20, 2006 through
October 31, 2006

REVENUE	$—

EXPENSES	1,510

LOSS FROM OPERATIONS	(1,510)

INCOME TAX EXPENSE	—

NET LOSS	$(1,510)

BASIC LOSS PER SHARE
Loss per share	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	6,100,000

310 HOLDINGS, INC
Statement of Stockholders’ Equity
(A Development Stage Company)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit

Balance, April 20, 2006	—	$—	$—	$—

Common shares issued for cash at
$0.003 per share	5,750,000	5,750	14,250	—

Common shares issued for stock
offering costs at $0.003 per share	350,000	350	867	—

Common shares issued for cash at
$0.03 per share	3,000,000	3,000	87,000	—

Stock offering costs paid	—	—	(5,717)	—

Net loss for the period ended
October 31, 2006	—	—	—	(1,510)

Balance, October 31, 2006	9,100,000	$9,100	$96,400	$(1,510)

310 HOLDINGS, INC.
Statement of Cash Flows
(A Development Stage Company)

From Inception on
April 20, 2006 through
October 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,510)
Adjustments to reconcile net loss to net cash used
by operating activities:	—

Changes in operating assets and liabilities:
Increase in shareholder advances	141,600
Increase in accounts payable	4,500

Net Cash Used by Operating Activities	144,590

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES

Stock offering costs	(4,500)
Common stock issued for cash	110,000

Net Cash Provided by Financing Activities	105,500

NET CHANGE IN CASH	250,090

CASH AT BEGINNING OF YEAR	—

CASH AT END OF YEAR	$250,090

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

Interest paid	$—
Income taxes paid	$—

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Stock offering costs paid in common stock	$1,217

310 HOLDINGS, INC.
Notes to the Financial Statements
October 31, 2006

NOTE 1 -	NATURE OF ORGANIZATION

a. Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on April 20, 2006 with a principal business objective of investing in and developing all types of businesses related to the music entertainment industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b. Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years. Depreciation is computed using the straight-line method when the assets are placed in service.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

d. Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f. Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

310 HOLDINGS, INC.
Notes to the Financial Statements
October 31, 2006

NOTE 1 -	NATURE OF ORGANIZATION (Continued)

h. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At October 31, 2006, the Company’s bank deposits exceeded the insured amounts by $150,090.

j.	Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on April 20, 2006
Through October 31, 2006

Loss (numerator)	$(1,510)
Shares (denominator)	6,100,000

Per share amount	$(0.00)

k.	Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

310 HOLDINGS, INC.
Notes to the Financial Statements
October 31, 2006

NOTE 1 -	NATURE OF ORGANIZATION (Continued)

Net deferred tax assets consist of the following components as of October 31, 2006:

2005

Deferred tax assets:
NOL Carryover	$589

Deferred tax liabilities:	—

Valuation allowance	(589)

Net deferred tax asset	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the period ended October 31, 2006 due to the following:

2006

Book Income	$(589)
Valuation allowance	589

$—

l. Income Taxes

At October 31, 2006, the Company had net operating loss carryforwards of approximately $1,500 that may be offset against future taxable income through 2026. No tax benefit has been reported in the October 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

310 HOLDINGS, INC.
Notes to the Financial Statements
October 31, 2006

NOTE 2 -	GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management’s plans include of investing in and developing all types of businesses related to the entertainment industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

310 HOLDINGS, INC.

The date of this Prospectus is February 2, 2007